Exhibit 99.1

Press Release | For Distribution

Zix Reports First Quarter 2018 Financial Results

Strong New Customer Acquisition and Add-on Success Demonstrate Momentum in Email Security Market

DALLAS — May 2, 2018 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leader in email security, today announced financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 5% to $16.7 million

•	Annual contract value increased 7% to a record $68.4 million

•	New first year orders increased 9% to $2.3 million

•	Total orders increased 3% to $14.8 million

•	GAAP net income increased 7% to $1.9 million

•	GAAP fully diluted earnings per share increased 7% to $0.04

•	Cash flow from operations decreased to $1.0 million

•	Non-GAAP fully diluted earnings per share increased 16% to $0.08

•	Adjusted EBITDA increased 8% to $4.8 million

•	The company ended the quarter with $29.3 million in cash and no debt

Management Commentary

“There’s a real sense of growth, momentum and success in our customer acquisition and retention efforts since entering the new year,” said David Wagner, Zix’s Chief Executive Officer. “We are increasingly winning larger deals and displacing competitors. We recognized more than a year ago that building a full suite of services was what we needed to win; now, a year after the introduction and early success of our bundles, we are winning new customers and becoming a more formidable force in the email security space. ZixProtect and ZixArchive had another strong quarter in Q1, continuing their impressive momentum from 2017 to generate competitive displacement after displacement. And now, with the addition of Erado, we have advanced our bundles to meet the absolute gold standard in compliance when it comes to protecting and archiving business communications. We have also made positive strides on the distribution front, strengthening our managed service provider (MSP) program and focusing more on the distributor relationships that can drive the most value for us and our customers. Overall, we are becoming increasingly convinced that our focus on building our suite of offerings through strategic acquisitions is putting us on an enhanced growth trajectory.”

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Zix’s Chief Financial Officer David Rockvam added, “As our results for the quarter demonstrate, we are making steady progress in our efforts to capture a larger share of the broader email security market. Once again, we achieved our guidance for both the top and bottom line, and generated another quarter of solid New First Year Orders, over 20% of which were driven by ZixProtect and ZixArchive. We also returned to year-over-year growth in our total orders, saw improvement in customer retention and maintained our 29% adjusted EBITDA margin. And, as part of our balanced capital allocation approach, we also repurchased 706,994 shares during the quarter, while investing in our core encryption, advanced threat protection and archiving capabilities. This mindset of deploying capital in the areas where we see the highest returns will be what guides us as we strive to increase shareholder value.”

Recent Operational Highlights

•	Acquired Seattle-based Erado to expand unified archiving, eDiscovery, and compliance solution

•	Expanded MSP program, integrating additional offerings to provide superior security for partners

•	Partnered with Progress Distribution and Proact IT Group AB to help UK and European enterprises comply with new GDPR rules

•	Selected as SC Media 2018 Trust Award finalist for best email security solution

First Quarter 2018 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q1 2018	Q1 2017	Change (1)
Revenue	$16.7	$15.9	4.8%
GAAP Gross Profit	$13.1	$13.1	0.5%
GAAP Net Income	$1.9	$1.8	6.6%
GAAP Net Income Per Share – Diluted	$0.04	$0.03	7.0%
EBITDA (2)	$3.5	$3.3	4.5%
EBITDA Margin	20.9%	20.9%	(0.1	pts)
Non-GAAP Adjusted Gross Profit (3)	$13.3	$13.1	1.1%
Non-GAAP Adjusted Net Income (3)	$4.3	$3.7	15.9%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.08	$0.07	16.3%
Adjusted EBITDA (3) (4)	$4.8	$4.5	8.4%
Adjusted EBITDA Margin(3)	29.0%	28.1%	1.0	pts
New First Year Orders	$2.3	$2.1	8.6%
Total Orders	$14.8	$14.3	3.5%
Backlog (5)	$70.8	$78.9	(10.3%)

(1)	Changes are based on actual numbers versus numbers shown in the columns, which may reflect rounding

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Press Release | For Distribution

(2)	Earnings before interest, taxes, depreciation and amortization
(3)	A reconciliation of GAAP to non-GAAP adjusted results is included in this press release and available on our investor relations Web page at http://investor.zixcorp.com
(4)	Adjusted earnings before interest, taxes, depreciation and amortization
(5)	Service contract commitments that represent future revenue to be recognized as the services are provided

Financial Outlook

For the second quarter 2018, the company forecasts revenue to range between $17.3 million and $17.5 million, representing an increase of 6% to 7% year-over-year. The company forecasts fully diluted GAAP earnings per share to be in a range of $0.03 and $0.04 and fully diluted non-GAAP adjusted earnings per share to be $0.07 for the second quarter 2018.

For fiscal year 2018, the company forecasts revenue to range to be between $69.0 million and $70.5 million, representing an increase of 5% to 7% compared to fiscal year 2017. The company forecasts fully diluted GAAP earnings per share to be between $0.15 and $0.16 and fully diluted non-GAAP adjusted earnings per share of $0.30 for fiscal year 2018.

Conference Call Information

Management will discuss these financial results and outlook on a conference call today (May 2, 2018) at 5:00 p.m. ET (2:00 p.m. PT).

A live webcast of the conference call will be available in the investor section of Zix’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 7989939. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

An audio replay of the conference will be available for seven days by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 7989939. An archive of the webcast will also be available on the Zix investor relations Website.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, archiving and bring your own device (BYOD)

www.zixcorp.com

Press Release | For Distribution

mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

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Zix Company Contact Geoff Bibby (214) 370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand, CFA Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue or earnings, potential benefits of strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to market acceptance of new Zix solutions and how privacy and data security laws may affect demand for Zix email data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

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ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,
	2018	December 31,
	(unaudited)	2017
ASSETS
Current assets:
Cash and cash equivalents	$29,269,000	$33,009,000
Receivables, net	1,114,000	1,389,000
Prepaid and other current assets	2,668,000	3,222,000

Total current assets	33,051,000	37,620,000
Property and equipment, net	3,843,000	4,048,000
Other assets and deferred costs	7,094,000	—
Intangible Assets, Net	6,442,000	5,524,000
Goodwill	7,568,000	8,469,000
Deferred tax assets	23,119,000	25,647,000

Total assets	$81,117,000	$81,308,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,136,000	$7,154,000
Deferred revenue	26,473,000	28,362,000

Total current liabilities	31,609,000	35,516,000
Long-term liabilities:
Deferred revenue	1,402,000	1,087,000
Deferred rent	1,140,000	1,185,000

Total long-term liabilities	2,542,000	2,272,000

Total liabilities	34,151,000	37,788,000
Total stockholders’ equity	46,966,000	43,520,000

Total liabilities and stockholders’ equity	$81,117,000	$81,308,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$16,654,000	$15,893,000
Cost of revenue	3,514,000	2,823,000

Gross profit	13,140,000	13,070,000
Operating expenses:
Research and development	2,977,000	2,423,000
Selling, general and administrative	7,554,000	7,985,000

Total operating expenses	10,531,000	10,408,000

Operating income	2,609,000	2,662,000
Operating margin	16%	17%
Other income, net	119,000	79,000
Income before income taxes	2,728,000	2,741,000
Income tax expense	(836,000)	(966,000)

Net income	$1,892,000	$1,775,000

Basic income per common share:	$0.04	$0.03

Diluted income per common share:	$0.04	$0.03

Shares used in per share calculation—basic	52,875,428	52,959,185

Shares used in per share calculation—diluted	53,481,104	53,666,649

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Operating activities:
Net income	$1,892,000	$1,775,000
Non-cash items in net income	2,284,000	1,972,000
Changes in operating assets and liabilities	(3,128,000)	394,000

Net cash provided by operating activities	1,048,000	4,141,000
Investing activities:
Purchases of property and equipment	(546,000)	(463,000)
Acquisition of business, net of cash acquired	—	(6,550,000)

Net cash used in investing activities	(546,000)	(7,013,000)
Financing activities:
Proceeds from exercise of stock options	—	300,000
Earn-out payment	(605,000)	—
Purchase of treasury stock	(3,637,000)	(453,000)

Net cash provided used in financing activities	(4,242,000)	(153,000)

Decrease in cash and cash equivalents	(3,740,000)	(3,025,000)
Cash and cash equivalents, beginning of period	33,009,000	26,457,000

Cash and cash equivalents, end of period	$29,269,000	$23,432,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended
		March 31,
		2018	2017
Revenue:
GAAP revenue		$16,654,000	$15,893,000

Cost of revenue
GAAP cost of revenue		$3,514,000	$2,823,000
Stock-based compensation charges (1)	(A)	(68,000)	(71,000)
Strategic consulting and litigation costs (2)	(B)	(1,000)	—
Intangible Amortization (3)	(C)	(77,000)	—

Non-GAAP adjusted cost of revenue		$3,368,000	$2,752,000

Gross profit:
GAAP gross profit		$13,140,000	$13,070,000
Stock-based compensation charges (1)	(A)	68,000	71,000
Strategic consulting and litigation costs (2)	(B)	1,000	—
Intangible Amortization (3)	(C)	77,000	—

Non-GAAP adjusted gross profit		$13,286,000	$13,141,000

Research and development expense
GAAP research and development expense		$2,977,000	$2,423,000
Stock-based compensation charges (1)	(A)	(90,000)	(80,000)
Strategic consulting and litigation costs (2)	(B)	(56,000)	—

Non-GAAP adjusted research and development expense		$2,831,000	$2,343,000

Selling and marketing expense
GAAP selling and marketing expense		$4,379,000	$5,173,000
Stock-based compensation charges (1)	(A)	(182,000)	(205,000)
Strategic consulting and litigation costs (2)	(B)	(7,000)	—
Intangible Amortization (3)	(C)	(69,000)	—

Non-GAAP adjusted selling and marketing expense		$4,121,000	$4,968,000

General and administrative expense
GAAP general and administrative expense		$3,175,000	$2,812,000
Stock-based compensation charges (1)	(A)	(287,000)	(234,000)
Strategic consulting and litigation costs (2)	(B)	(707,000)	(542,000)
Corporate separation payment (4)	(D)	40,000	(3,000)

Non-GAAP adjusted general and administrative expense		$2,221,000	$2,033,000

Operating income:
GAAP operating income		$2,609,000	$2,662,000
Stock-based compensation charges (1)	(A)	627,000	590,000
Strategic consulting and litigation costs (2)	(B)	771,000	542,000
Intangible Amortization (3)	(C)	146,000	—
Corporate separation payment (4)	(D)	(40,000)	3,000

Non-GAAP adjusted operating income		$4,113,000	$3,797,000

Adjusted Operating Margin		24.7%	23.9%
Net income:
GAAP net income		$1,892,000	$1,775,000
Stock-based compensation charges (1)	(A)	627,000	590,000
Strategic consulting and litigation costs (2)	(B)	771,000	542,000
Intangible Amortization (3)	(C)	146,000	—
Corporate separation payment (4)	(D)	(40,000)	3,000
Income tax impact	(E)	912,000	807,000

Non-GAAP adjusted net income		$4,308,000	$3,717,000

Diluted net income per common share:
GAAP net income per share		$0.04	$0.03
Adjustments per share	(A-E)	$0.04	$0.04

Non-GAAP adjusted net income per share		$0.08	$0.07

Shares used to compute Non-GAAP adjusted net income per share—diluted		53,481,104	53,666,649

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(F)
Net income		$1,892,000	$1,775,000
Income tax provision		836,000	966,000
Depreciation		599,000	582,000
Intangible Amortization (3)		146,000	—

EBITDA		3,473,000	3,323,000
Adjustments:
Stock-based compensation charges (1)	(A)	627,000	590,000
Strategic consulting and litigation costs (2)	(B)	771,000	542,000
Corporate separation payment (4)	(D)	(40,000)	3,000

Adjusted EBITDA		$4,831,000	$4,458,000

Adjusted EBITDA margin		29.0%	28.1%

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
(1) Stock-based compensation charges are included as follows:
Cost of revenues	$68,000	$71,000
Research and development	90,000	80,000
Selling and marketing	182,000	205,000
General and administrative	287,000	234,000

	$627,000	$590,000

(2) Strategic consulting, acquisition, and litigation costs are included as follows:
Cost of revenues	1,000	—
Research and development	56,000	—
Selling and marketing	7,000	—
General and administrative	707,000	542,000

	$771,000	$542,000

(3) Intangible Amortization is included as follows:
Cost of revenues	77,000	—
Selling and marketing	69,000	—

	$146,000	$—

(4) Corporate separation payment is included as follows:
General and administrative	(40,000)	3,000

	$(40,000)	$3,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW	HIGH	LOW	HIGH
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	June 30	June 30	December 31,	December 31,
	2018	2018	2018	2018
Revenue:
GAAP revenue	$17,300,000	$17,500,000	$69,000,000	$70,500,000

Diluted net income per common share:
GAAP net income	$0.03	$0.04	$0.15	$0.16
Stock-based compensation charges	$0.01	$0.01	$0.05	$0.05
Strategic consulting and litigation costs	$0.00	$0.00	$0.02	$0.02
Intangible Amortization	$0.00	$0.00	$0.01	$0.02
Income tax impact	$0.01	$0.01	$0.07	$0.06

Non-GAAP adjusted net income	$0.07	$0.07	$0.30	$0.30

Shares used to compute Non-GAAP adjusted net income per share—diluted	53,481,104	53,481,104	53,481,104	53,481,104

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share—diluted, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share—diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share—diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (E) below for further information on the current quarter’s reconciling items.

Items (A) through (F) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share—diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (F).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting, acquisition and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Intangible amortization costs. See item (3) on previous page. The Company’s management excludes amortization expenses associated with the acquisition of intangible assets when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) Corporate separation payment relating to employment termination benefits agreement. See item (4) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(E) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(F) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.